For Further Information:
Michael W. McCarthy	Jane Ryan
VP- Corporate Communications	Account Director
Photronics, Inc.	MCA
(203) 775-9000	(650) 968-8900
mmccarthy@brk.photronics.com	jryan@mcapr.com

FOR IMMEDIATE RELEASE
         December 9, 2003

PHOTRONICS REPORTS FOURTH QUARTER RESULTS

BROOKFIELD, Connecticut    December 9, 2003 -- Photronics, Inc. (Nasdaq:PLAB), the world's leading sub-wavelength reticle solutions supplier, today reported fiscal 2003 fourth quarter and full year sales and earnings results for the period ended November 2, 2003.

Sales for the fourth quarter of fiscal 2003 were $91.5 million, up 1.6%, compared to $90.1 million for the fiscal fourth quarter of 2002.  Sequentially, sales were 1.1% higher than the $90.5 million reported in the third quarter of fiscal 2003.  Net income for the fourth quarter of fiscal 2003 amounted to $3.1 million, or $0.10 per diluted share, compared to a net loss of $10.3 million or $0.32 per diluted share for the fourth quarter of fiscal 2002.  The fourth quarter of fiscal 2002 included the after-tax effect of two previously announced items: a consolidation charge of $10.0 million, or $0.31 per diluted share, resulting from the closure of certain manufacturing operations and a workforce reduction, and a net gain of $1.7 million, or $0.05 per diluted share, from the repurchase of the Company's 6% Convertible Subordinated Notes.

Sales for fiscal 2003 amounted to $348.9 million, down 9.8% from the $386.9 million for fiscal 2002.  The net loss for fiscal 2003 totaled $48.2 million or $1.50 per diluted share compared to a net loss of $4.9 million, or $0.16 per diluted share for fiscal 2002.  The results for fiscal 2003 included consolidation and early extinguishment charges totaling $40.8 million after tax, or $1.27 per diluted share.  Consolidation, restructuring and related charges in fiscal 2003 totaled $39.9 million, or $1.24 per diluted share after tax, were recorded in a previously announced consolidation of the Company's North American operating infrastructure that included, among other items, the closure of its Phoenix, Arizona manufacturing facility and a reduction in its work force.  The net loss for fiscal 2003 also includes the impact of an early extinguishment charge of $900 thousand, or $0.03 per diluted share, associated with the Company's redemption of all of its previously outstanding $62.1 million 6% Convertible Subordinated Notes.

In commenting about Photronics' financial performance and position at the end of the year, Sean Smith, Chief Financial Officer, noted, "In the face of a challenging operating environment, the Company's dedicated team of employees around the world rose to the challenge of generating free cash flows and strengthening our balance sheet in fiscal 2003.  In analyzing their achievements, it is clear that as structured, Photronics' operating model has significant leverage with incremental revenue growth.  Increased manufacturing efficiencies and the benefits of infrastructure consolidation enabled the Company to improve operating income in the second half of 2003 and generate free cash at levels that enabled the steady reduction of long-term debt during the second half of the fiscal year.  Additionally, the Company paid down all our $11 million in borrowings outstanding under our $100 million credit facility."  Mr. Smith concluded, "Working capital is at its highest level in years.  As our global semiconductor customers see increasing momentum develop in their business, they know they have a strategic supplier in Photronics that is focused on delivering efficiency and that has a strong financial position to support them irrespective of cyclical factors."

Dan Del Rosario, Chief Executive Officer, stated, "In planning for fiscal 2003, the management team set a number of very aggressive operating and financial goals for this Company.  Tough decisions were made, but by adhering to our strategic plan we were able to achieve our goals and at the same time position the Company for further operating and financial performance improvement. "  Mr. Del Rosario added, "Photronics' competitive position is quite strong in the global regions it serves, supported by its commitment to customer service and a rapidly expanding technological capability.  Throughout the year, semiconductor companies have made considerable progress in improving their 130-nanometer and below yields at the wafer level, a situation in which Photronics' mask sets have played a role.  As end market demand begins to show some strength after the holiday build up, we believe we will see increased design releases in 2004, particularly for advanced wafer process nodes.  Photronics' global infrastructure, reliable performance and new high-end qualifications with leading customers in Asia, Europe and North America should enable the Company to further extend its strategic customer relationships and leadership position as the photomask technology and services supplier of choice."

A conference call with investors and the media to discuss these results can be accessed by logging onto Photronics' web site at www.photronics.com, then clicking on the "Conference Calls" button in the upper right hand corner of the home page.  The call is scheduled for 8:30 a.m. Eastern Standard Time on Wednesday, December 10th and will be archived for instant replay access until the Company reports its fiscal first quarter results in February 2004.  The live call dial-in number is (706) 634-5086.

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Photronics is a leading worldwide manufacturer of photomasks.  Photomasks are high precision quartz plates that contain microscopic images of electronic circuits.  A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits.  They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America.  Additional information on the Company can be accessed at www.photronics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  Certain statements in this release are considered "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.   All forward-looking statements involve risks and uncertainties.   In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company.   These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements.   Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company's products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company's ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company's SEC filings from time to time.   Any forward-looking statements should be considered in light of these factors.   The Company assumes no obligation to update the information in this release.

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